SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): January 25, 2002

Advanced Power Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 S.W. Columbia Street

Bend, Oregon 97702

(Address of principal executive offices (Zip Code)

Registrant’s telephone number, including area code:

(541) 382-8028

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A amends the current report on Form 8-K dated January 25, 2002 (filed February 8, 2002) to include Item 7 Financial Statements of Business Acquired.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)          Consolidated Financial Statements of GHz Technology, Inc..

The following financial statements are filed herewith:

GHz Technology, Inc.

Consolidated Financial Statements

September 30, 2001 and 2000

Report of Independent Accountants

To the Board of Directors and Shareholders of

GHz Technology, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of GHz Technology, Inc. and its subsidiary at September 30, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

November 2, 2001

GHz Technology, Inc.

Consolidated Balance Sheet

	September 30,
	2001	2000
Assets
Current assets:
Cash and cash equivalents	$6,989,000	$7,097,000
Short-term investments	3,819,000	6,510,000
Accounts receivable	1,801,000	2,040,000
Inventories	1,537,000	1,597,000
Prepaid expenses and other current assets	243,000	733,000
Deferred income taxes	73,000	264,000
Total current assets	14,462,000	18,241,000

Property and equipment, net	2,138,000	1,783,000
Other assets	25,000	25,000

	$16,625,000	$20,049,000

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Shareholders' Equity (Deficit)
Current liabilities:
Notes payable, current portion	$38,000	$208,000
Accounts payable	347,000	488,000
Accrued compensation	373,000	663,000
Other accrued expenses	389,000	277,000
Income taxes payable	191,000	540,000
Total current liabilities	1,338,000	2,176,000

Deferred income taxes	—	171,000
Notes payable, non-current portion	—	57,000
Total liabilities	1,338,000	2,404,000

Commitments (Note 9)

Mandatorily redeemable convertible preferred stock, no par value, 4,110,747 shares authorized, 3,798,881 shares issued and outstanding at September 30, 2001 and 2000	17,281,000	16,695,000

Shareholders' equity (deficit):
Common stock, no par value, 20,000,000 shares authorized; 3,665,633 and 3,660,533 shares issued and outstanding at September 30, 2001 and 2000, respectively	420,000	364,000
Deferred stock-based compensation	(30,000)	—
Retained earnings (accumulated deficit)	(2,384,000)	586,000
Total shareholders' equity (deficit)	(1,994,000)	950,000

	$16,625,000	$20,049,000

The accompanying notes are an integral part of these financial statements.

GHz Technology, Inc.

Consolidated Statements of Operations

	Years Ended September 30,
	2001	2000
Sales	$10,939,000	$13,182,000
Cost of goods sold	8,025,000	7,744,000

Gross profit	2,914,000	5,438,000

Operating expenses:
Research and development	2,016,000	1,841,000
Selling, general and administrative	3,097,000	2,641,000
Assets impairment loss	1,249,000	—
Total operating expenses	6,362,000	4,482,000

Income (loss) from operations	(3,448,000)	956,000

Interest income	557,000	315,000
Interest expense	(16,000)	(41,000)
Other income	162,000	4,000

Income (loss) before income taxes	(2,745,000)	1,234,000

Provision for (benefit from) income taxes	(377,000)	309,000

Net income (loss)	(2,368,000)	925,000

Accretion on mandatorily redeemable convertible preferred stock	(602,000)	(555,000)

Net income (loss) available to common stockholders	$(2,970,000)	$370,000

The accompanying notes are an integral part of these consolidated financial statements.

GHz Technology, Inc.

Consolidated Statement of Shareholders’ Equity (Deficit)

Years Ended September 30, 2001 and 2000

			Deferred Stock-Based Compensation	Retained Earnings	Total Shareholders' Equity (Deficit)

	Common Stock
	Shares	Amount
Balance at September 30, 1999	3,559,914	$243,000	$—	$572,000	$815,000

Common stock options exercised	279,412	133,000	—	—	133,000
Accretion on mandatorily redeemable preferred stock	—	—	—	(555,000)	(555,000)
Redemption of common stock	(178,793)	(12,000)	—	(356,000)	(368,000)
Net income	—	—	—	925,000	925,000

Balance at September 30, 2000	3,660,533	364,000	—	586,000	950,000

Common stock options exercised	5,100	1,000	—	—	1,000
Accretion on mandatorily redeemable preferred stock	—	—	—	(602,000)	(602,000)
Issuance of stock options to non-employees	—	55,000	(55,000)	—	—
Amortization of stock-based compensation	—	—	25,000	—	25,000
Net loss	—	—	—	(2,368,000)	(2,368,000)

Balance at September 30, 2001	3,665,633	$420,000	$(30,000)	$(2,384,000)	$(1,994,000)

The accompanying notes are an integral part of these consolidated financial statements.

GHz Technology, Inc.

Consolidated Statements of Cash Flows

	Years Ended September 30,
	2001	2000
Cash flows from operating activities:
Net income (loss)	$(2,368,000)	$925,000
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,106,000	804,000
Assets impairment loss	1,249,000	—
Amortization of stock-based compensation	25,000	—
Deferred income taxes	20,000	(87,000)
Changes in assets and liabilities:
Accounts receivable	239,000	(253,000)
Inventories	60,000	(120,000)
Prepaid expenses and other assets	545,000	(585,000)
Accounts payable	(141,000)	—
Accrued compensation	(290,000)	227,000
Other accrued expenses	112,000	61,000
Income taxes payable	(349,000)	120,000
Net cash provided by operating activities	208,000	1,092,000

Cash flows from investing activities:
Purchase of property and equipment	(2,765,000)	(383,000)
Sale (purchase) of investments, net	2,691,000	(1,338,000)
Net cash used in investing activities	(74,000)	(1,721,000)

Cash flows from financing activities:
Proceeds from the issuance of Series C mandatorily redeemable convertible preferred stock	—	6,893,000
Issuance cost for Series C mandatorily redeemable convertible preferred stock	(16,000)	(77,000)
Principal payments on notes payable	(227,000)	(400,000)
Proceeds from exercise of stock options	1,000	133,000
Redemption of common stock	—	(368,000)
Net cash provided by (used in) financing activities	(242,000)	6,181,000

Net increase (decrease) in cash and cash equivalents	(108,000)	5,552,000

Cash and cash equivalents at beginning of year	7,097,000	1,545,000

Cash and cash equivalents at end of year	$6,989,000	$7,097,000

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$16,000	$41,000
Income taxes	$175,000	$276,000

Supplemental disclosure of noncash investing and financing activities:
Sale of fixed assets for other assets	$55,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

GHz Technology, Inc.

Notes to Consolidated Financial Statements

1.             The Company and Summary of Significant Accounting Policies

The Company

GHz Technology, Inc. (the “Company”) was incorporated under the laws of the State of California in September 1990.  The Company manufactures and sells silicon radio frequency and microwave power transistors for commercial and defense applications.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly–owned subsidiary, GHz International Sales Corporation (“FSC”).  All significant intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash, cash equivalents and investments

The Company considers all highly liquid investments purchased with an initial maturity of 90 days or less to be cash equivalents.  Investments with maturities from 91 days to one year are considered short–term and investments.

The Company accounts for its short-term investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”).  SFAS 115 requires companies to categorize investments in debt and equity securities with readily determinable fair values as “held–to–maturity,” “available–for–sale” or “trading” and establishes accounting and reporting requirements for each categorization.  The Company’s current portfolio of securities are categorized as available–for–sale.  Securities classified as available–for–sale are reported at their fair market value with unrealized gains and losses reported as a separate component of shareholders’ equity.  Such unrealized gains and losses were not material at September 30, 2001 and 2000.

Revenue recognition

Revenue from product sales is recognized upon shipment.  Sales and related costs of sales are recognized when persuasive evidence of an arrangement exists, delivery has occurred, price is fixed or determinable, and collectibility is probable.

Inventories

Inventories are stated at the lower of standard cost (which approximates actual cost determined using the first-in, first-out cost method) or market.

Property and equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over estimated useful lives of five years.  Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the term of the lease.

The Company periodically evaluates the recoverability of its long–lived assets in accordance with SFAS No. 121, “Accounting for the Impairment of Long–Lived Assets and for Long–Lived Assets to be Disposed of.”  SFAS No. 121 requires recognition of impairment of long–lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets.

Concentration of credit risks and significant customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, short–term investments and accounts receivable.

The Company has invested primarily in commercial paper, municipal and federal bonds with financial institutions in the United States.  The Company performs ongoing credit evaluations of its customers and provides reserves for potential credit losses where necessary.  To date, the Company has not experienced any material bad debt losses as a result of uncollectible accounts.

Two customers accounted for 20% and 15% of net sales in fiscal 2001.  Two customers accounted for 28% and 24% of net sales in fiscal 2000.  Three customers accounted for 18%, 18% and 13% of gross accounts receivable at September 30, 2001.  Three customers accounted for 22%, 20% and 11% of gross accounts receivable at September 30, 2000.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company’s stock at the date of grant over the stock option exercise price.  In addition, the Company complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).

The Company accounts for equity instruments issued to non–employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue (“EITF”) No. 96–18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date of grant.  The measurement of stock–based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Comprehensive income

The Company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”).  SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements.  Comprehensive income as defined, includes all changes in equity during a period from non–owner sources.  During the fiscal years ended September 30, 2001 and 2000, there were no items of other comprehensive income.

Recent accounting pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations.”  SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which is effective for fiscal years beginning after December 15, 2001.  SFAS 142 requires, among other things, the discontinuance of goodwill amortization.  In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles.  The Company currently does not have goodwill or other intangible assets.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  This Statement supersedes FASB Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, and the accounting and reporting provisions of APB Opinion No. 30, “Reporting and Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business.  This Statement also amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary.  The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001.  The Company is still in the process of evaluating the potential impact the adoption of SFAS 144 will have on its financial statements.

2.             Balance Sheet Components

	September 30,
	2001	2000
Accounts receivable:
Trade accounts receivable	$1,910,000	$2,069,000
Less: Allowance for doubtful accounts	(109,000)	(29,000)

	$1,801,000	$2,040,000

Inventory:
Raw materials	$740,000	$984,000
Work-in-process	388,000	315,000
Finished goods	409,000	298,000

	$1,537,000	$1,597,000
Property and equipment:
Equipment and tooling	$5,278,000	$4,618,000
Furniture and fixtures	524,000	340,000
Leasehold improvements	553,000	255,000
	6,355,000	5,213,000
Less: Accumulated depreciation and amortization	(4,217,000)	(3,430,000)

	$2,138,000	$1,783,000

Depreciation and amortization expense amounted to $1,106,000 and $804,000 in fiscal 2001 and 2000, respectively.

3.             Asset Impairment Loss

During fiscal year 2001, the Company recorded an asset impairment loss of $1,249,000 in accordance with SFAS No. 121, “Accounting for the Impairment of Long–Lived Assets and for Long–Lived Assets to be Disposed of.”  The Company reviewed the recoverability of its manufacturing equipment based on expected cash flow (undiscounted and before interest) from the planned use of the equipment and concluded that an impairment existed.  As a result, the equipment was written down to its estimated fair value as determined by management based on the fair market value of similar equipment.

4.             Note Payable

The Company has a note payable to a bank aggregating $38,000 at September 30, 2001 under an equipment financing arrangement.  Borrowings under the arrangement are repayable in monthly installments and bear interest at 7.60% per annum.  The note is secured by substantially all of the Company’s assets.  The note will be paid off in December 2001.

5.             Mandatorily Redeemable Convertible Preferred Stock

In December 1996, the Company’s Articles of Incorporation were amended and restated to authorize and issue 3,071,194 shares of Preferred Stock, of which 1,535,273 shares and 1,535,921 shares are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”), respectively.

In December 1996, certain shareholders sold a total of 1,535,273 shares of their Common Stock to investors for an aggregate purchase price of $4,000,000.  The shares of Common Stock purchased by the investors from the shareholders were then immediately converted by the Company into an equal number of shares of Series A Preferred Stock.  Also in December 1996, concurrent with the Series A Preferred Stock transaction, the Company sold 1,535,921 shares of Series B Preferred Stock for an aggregate purchase price of $4,000,000 to the same investors that acquired the Series A Preferred Stock.  The Company incurred $51,000 of issuance costs relating to Series A Preferred Stock and Series B Preferred Stock.

On August 2, 2000 the Company amended its Articles of Incorporation to authorize 1,039,553 shares of Series C Preferred Stock and issued 727,687 shares of Series C Preferred Stock to a single shareholder for an aggregate purchase price of $6,893,000.  This issuance was made in connection with a Technology Transfer Agreement and Stock Purchase Agreement between the Company and the purchasing shareholder.  The Stock Purchase Agreement calls for an issuance of an additional 311,866 shares of Series C Preferred Stock at an aggregate purchase price of $2,954,000 upon the completion by both parties of various conditions as stipulated in the Technology Transfer Agreement.  As of September 30, 2001, none of the conditions had been met.  The Company incurred $93,000 of issuance costs relating to Series C Preferred Stock.

The Series A, Series B and Series C Preferred Stock (collectively “Preferred Stock”) is comprised of the following:

	September 30,
	2001	2000
Series A: 1,535,273 shares at $2.61 per share issued and outstanding at September 30, 2001 and 2000, net of issuance costs of $25,000, plus accretion of $1,259,000 and $965,000 at September 30, 2001 and 2000, respectively (Liquidation preference of $5,330,000 and $5,050,000 at September 30, 2001 and 2000, respectively)	$5,234,000	$4,939,000

Series B: 1,535,921 shares at $2.60 per share issued and outstanding at September 30, 2001 and 2000, net of issuance costs of $26,000, plus accretion of $1,260,000 and $965,000 at September 30, 2001 and 2000, respectively (Liquidation preference of $5,330,000 and $5,050,000 at September 30, 2001 and 2000, respectively)	5,234,000	4,940,000

Series C: 727,687 shares at $9.47 per share issued and outstanding at September 30, 2001 and 2000, net of issuance costs of $93,000, plus accretion of $13,000 and $0 at September 30, 2001 and 2000, respectively (Liquidation preference of $6,893,000 at September 30, 2001 and 2000)	6,813,000	6,816,000

	$17,281,000	$16,695,000

The rights, preferences and privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as follows:

Voting

The number of authorized positions on the Board of Directors of the Company is five.  So long as there are at least 1,535,605 shares of Series A and Series B Preferred Stock in the aggregate outstanding, the holders of the Series A and Series B Preferred Stock, voting as a single class, are entitled to elect one member of the Board of Directors, the holders of the Common Stock, voting as a class, are entitled to elect three members on the Board of Directors, and the holders of the Common Stock and Preferred Stock are entitled to jointly elect one member of the Board of

Directors.  Except as otherwise set forth above, the holder of each share of Preferred Stock has the right to one vote for each share of Common Stock into which such Preferred Stock could be converted.

Dividends

Holders of the Series A and Series B Preferred Stock are entitled to receive cumulative, preferential dividends at the per annum rate of 7% of the original issue price, and holders of the Series C Preferred Stock are entitled to receive non-cumulative, preferential dividends at the per annum rate of 7% of the original issue price prior and in preference to any distribution on the Common Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of the Common Stock, an amount per share equal to the greater of (1) the original purchase price per share, plus an amount equal to all accrued but unpaid dividends on such shares of Series A and Series B Preferred Stock or declared but unpaid dividends on such shares of Series C Preferred Stock, or (2) the sum of all accrued but unpaid dividends plus an amount equal to the quotient obtained by dividing the total assets of the Company available for distribution by the sum of the total number of shares of Common Stock outstanding plus the number of shares of Common Stock into which the outstanding Preferred Stock is convertible.  In the event funds are insufficient to permit a complete distribution to the holders of the Preferred Stock, then the assets available for distribution will be distributed ratably among holders of the Preferred Stock.  In the event funds are sufficient to make a complete distribution to holders of the Preferred Stock as described above, the remaining assets will be distributed to the holders of Common Stock.

Conversion

Each share of Series A Preferred Stock and each share of Series C Preferred Stock is convertible at any time into one share of Common Stock at the option of the holder, subject to adjustments for dilution.  As a result of certain adjustment provisions based on fiscal 1997 results of operations, each share of Series B Preferred Stock is convertible into approximately 1.5989 shares of Common Stock at the option of the holder, subject to adjustments for dilution.  Such conversion is automatic upon the closing date of a public offering of the Company’s Common Stock for which the per share offering price equals or exceeds $7.81 and the aggregate net proceeds equal or exceed $15,000,000.

Redemption

On or after December 6, 2003, at the option of the majority of the holders of the Series A and B Preferred Stock, the Company will redeem all outstanding shares of Series A and B Preferred Stock at a price per share equal to the greater of (1) the respective original issue price, plus all accrued but unpaid dividends or (2) the fair market value of such shares as determined in accordance with the Company’s Articles of Incorporation.

On or after August 2, 2007, at the option of a majority of the shareholders of the Series C Preferred Stock, the Company will redeem all outstanding shares of Series C Preferred Stock at a price equal to the original issue price, plus all accrued but unpaid dividends.

Accretion on the Preferred Stock during the years ended September 30, 2001 and 2000 was $602,000 and $555,000, respectively.

6.             Common Stock Warrant

The Company has issued a warrant to an individual to purchase up to 5,000 shares of the Company’s common stock at $0.40 per share in connection with the operating lease of its principal manufacturing facility.  The warrant expires on July 31, 2006 or the closing of a public offering by the Company, if earlier.  The value of this warrant at the time of issuance was not significant.

7.             Stock Option Plan

In June 1993, the Company adopted the 1993 Flexible Stock Incentive Plan (the “Plan”).  The Plan, as amended, authorizes the Board of Directors to grant incentive and nonstatutory stock options and stock bonuses to employees, officers, directors, independent contractors, and consultants.  At September 30, 2001, 1,800,000 shares were reserved for issuance under the Plan.  Under the Plan, incentive stock options must be granted at the fair market value as determined by the Board of Directors at the date of grant.

In the event that incentive stock options are granted to an individual owning more than ten percent of the Company’s voting stock, the exercise price shall not be less than 110% of the fair market value of the stock on the date of grant.  Options generally vest ratably over a period of four years and are exercisable for a period of ten years from the date of grant.  In the event that incentive stock options are granted to an individual owning more than ten percent of the Company’s voting stock, the options are exercisable for a period of five years from the date of grant.

Activity under the Plan is as follows:

	Options Available for Grant	Options Outstanding Shares	Weighted Average Exercise Price per Share
Balance at September 30, 1999	262,932	1,158,423	$1.43

Granted	(328,250)	328,250	2.61
Exercised	—	(279,412)	0.48
Canceled	126,511	(126,511)	1.87

Balance at September 30, 2000	61,193	1,080,750	1.00

Additional shares authorized	300,000	—
Granted	(378,000)	378,000	2.94
Exercised	—	(5,100)	0.25
Canceled	69,400	(69,400)	2.64

Balance at September 30, 2001	52,593	1,384,250	$2.22

The following table summarizes information concerning outstanding and vested options as of September 30, 2001:

	Options Outstanding			Options Vested
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Vested	Weighted- Average Exercise Price
$0.20	135,000	1.2	$0.20	135,000	$0.20
1.63	350,000	5.8	$1.63	350,000	1.63
2.61	581,250	8.1	$2.61	296,606	2.61
3.00	318,000	9.5	$3.00	46,064	3.00

	1,384,250	7.2	$2.22	827,670	$1.82

Fair value disclosures

The Company calculated the fair value of each option grant to employees on the date of grant using the minimum value method with the following assumptions:

	Year Ended September 30,
	2001	2000
Risk-free interest rate	4.8-5.73%	5.97-6.69%
Expected life (in years)	4	4
Dividend yield	0%	0%

The weighted average fair value of options granted to employees during fiscal year 2001 and 2000 was $0.52 and $0.58, respectively.

Had the company recorded compensation based on the estimated grant-date fair value, using the minimum value model as prescribed by SFAS 123, for options granted to employees under the Plan, the Company’s net income (loss) would have been reduced to the pro forma amounts below for the years ended September 30, 2001 and 2000:

	September 30,
	2001	2000
Net income (loss):
As reported	$(2,368,000)	$925,000
Pro forma	$(2,528,000)	$816,000

Deferred stock-based compensation related to consultants

During the year ended September 30, 2001, the Company granted options to purchase 22,500 shares of Common Stock to consultants under the Plan.  Options to purchase 15,000 shares of Common Stock expire on November 30, 2010 and options to purchase 7,500 shares of Common Stock expire on May 2, 2011.  These options vest 25% immediately and 25% each year over three years.  The Company is required to record the change in the fair value of these options at each reporting date prior to vesting.  Aggregate deferred stock-based compensation, computed using the Black-Scholes option pricing model, relating to these options was $55,000.  The following assumptions were used to calculate the fair value of these options using the Black-Scholes option pricing model: dividend yield of 0%; volatility factor of 75%; risk-free interest rates of 4.82% to 5.48% and expected option life of ten years.  Amortization of deferred stock-based compensation totaled $25,000 for the year ended September 30, 2001.

8.             401(k) Investment Plan

Effective October 1, 1995 the Company adopted its 401(k) Investment Plan (the “401(k) Plan”) for all employees.  The 401(k) Plan allows employees to defer up to 15% of their eligible compensation not to exceed the amount allowed by the applicable Internal Revenue Service guidelines.  The Company may also make discretionary contributions to the 401(k) Plan.  Company contributions to employees vest ratably over 5 years of service.  Company contributions accrued under the 401(k) Plan were $75,000 and $197,000 during the years ended September 30, 2001 and 2000, respectively.

9.             Commitments

The Company leases its principal manufacturing facility under a noncancelable operating lease, which expires in July 2006.

On September 29, 2000, the Company signed a lease agreement for additional administrative facilities under a noncancelable operating lease which expires October 31, 2005.

Rental expense for the years ended September 30, 2001 and 2000 was $623,000 and $262,000, respectively.

Future minimum lease payments under noncancelable operating leases are as follows:

Year Ending September 30,
2002	$989,000
2003	1,027,000
2004	1,066,000
2005	1,105,000
2006	742,000

Total minimum payments	$4,929,000

10.          Income Taxes

The provision for income taxes is summarized below:

	Years Ended September 30,
	2001	2000
Current:
U.S. federal	$(397,000)	$395,000
State	—	1,000
Total current	(397,000)	396,000

Deferred:
U.S. federal	20,000	(57,000)
State	—	(30,000)
Total deferred	20,000	(87,000)

Total provision for (benefit from) income taxes	$(377,000)	$309,000

Deferred tax assets (liabilities) are summarized as follows:

	September 30,
	2001	2000
Deferred tax assets:
Research and development credit carryforwards	$368,000	$177,000
Fixed assets	362,000	—
Accruals and reserves	159,000	87,000
Other	46,000	—

	935,000	264,000
Deferred tax liabilities:
Fixed assets	—	(171,000)
	935,000	93,000
Valuation allowance	(862,000)	—

Net deferred tax assets	$73,000	$93,000

The provision for income taxes differs from the amount of income taxes determined by applying the U.S. federal statutory income tax rate to income from operations as summarized below:

	Years Ended September 30,
	2001	2000
U.S. federal statutory rate	34.0%	34.0%
FSC benefit	—	(2.0)
Research and development tax credits	3.5	(9.7)
Other	7.6	2.7
Valuation allowance	(31.4)	—

Net	13.7%	25.0%

Due the Company’s recent operating losses, management cannot conclude that, based on a number of factors, it is more likely than not that a portion of the deferred tax assets will be fully realizable.  Accordingly, a valuation allowance has been established to offset a portion of the deferred tax assets.

At September 30, 2001, the Company had approximately $600,000 of state net operating loss carryforwards available to offset future taxable income which will expire in 2011.  The Company also had approximately $250,000 and $150,000 of federal and state research and development tax credits available to offset future taxes, respectively.  The federal research and development tax credits will begin to expire in 2018 and state credits can be carried forward until exhausted.

The Company’s ability to use its net operating loss carryforwards and tax credit carryforwards to offset future taxable income and future taxes may be subject to restrictions attributable to equity transactions that result in changes in ownership as defined by Internal Revenue Code Section 382.  In the event the Company has such a change in ownership utilization of the carryforwards could be restricted.

(b)         Unaudited Pro Forma Condensed Consolidated Financial Information.

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the merger of GHz Technology, Inc. (“GHz”) with and into GHz Acquisition, Inc., a wholly owned subsidiary of Advanced Power Technology, Inc. (“APT”), under the purchase method of accounting.  These pro forma statements are presented for illustrative purposes only.  The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.  The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of APT would actually have been if the merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of APT for any future period or as of any date, respectively.

Under the purchase method of accounting, tangible and identifiable assets acquired and liabilities assumed are recorded at their estimated fair values.  The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet.  APT has undertaken a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development and other intangible assets, and the liabilities assumed and to determine the amortization period of intangible assets.  APT currently believes that amounts allocated to intangible assets will be amortized over ten years.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2001, was prepared by combining the historical consolidated balance sheet at December 31, 2001, for APT with the historical consolidated balance sheet at September 30, 2001 for GHz, giving effect to the merger as though it had been completed on December 31, 2001.

The unaudited pro forma condensed consolidated statement of operations for the period presented was prepared by combining APT’s historical consolidated statement of operations for the year ended December 31, 2001, with GHz’s historical consolidated statement of operations for the year ended September 30, 2001, giving effect to the merger as though it had occurred on January 1, 2001.  These unaudited pro forma condensed consolidated financial data do not give effect to any restructuring costs or to any potential costs savings or other operating efficiencies that could result from the merger, nor any non-recurring charges or credits resulting from the transaction, such as IPR&D charges.

These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of (i) Advanced Power Technology, Inc. included in Form 10-K for the year ended December 31, 2001 (filed January 29, 2002), and (ii) GHz Technology, Inc. included elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF

(in thousands, except for share information)

	APT	GHz	Pro Forma Adjusments		Pro Forma
	Historical	Historical
	12/31/01	09/30/01
Assets
Current assets:
Cash and cash equivalents	$16,102	$6,989	$(16,253)	1,2	$6,838
Short-term investments	17,093	3,819	—		20,912
A/R, net of allowance	3,493	1,801	—		5,294
Inventories, net	9,307	1,537	450	3	11,294
Prepaid expenses and other current assets	3,422	316	(73)	4	3,665
Total current assets	49,417	14,462	(15,876)		48,003

PP&E, net	5,546	2,138	—		7,684
Long-term investments	2,473	—	—		2,473
Other assets	639	25	—		664
Goodwill	—	—	15,061	5	15,061
Intangibles	—	—	7,449	5	7,449
Total assets	$58,075	$16,625	$6,634		$81,334

Liabilities, Manditorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Notes payable, current portion	$—	$38	$—		$38
Accounts payable	2,805	347	—		3,152
Accrued expenses	1,031	762	836	6	2,629
Income tax payable	—	191	—		191
Current portion of capital lease obligations	73	—	—		73
Total current liabilities	3,909	1,338	836		6,083

Capital lease obligations, less current portion	58	—	—		58
Deferred tax liability	—	—	2,296	4	2,296
Deferred gain on sale leaseback	160	—	—		160
Total liabilities	4,127	1,338	3,132		8,597

Mandatorily redeemable convertible preferred stock, no par value, 4,110,747 shares authorized, 3,798,881 shares issued and outstanding	—	17,281	(17,281)	2,7	—

Stockholders’ equity (deficit):
Preferred stock	—	—	—
Common stock	88	420	(405)	1,7	103
	(1,700)	—	—		(1,700)
Additional paid in capital	67,640	—	20,298	1	87,938
Deferred stock compensation	(166)	(30)	(494)	7,8	(690)
Accumulated other comprehensive income	117	—	—		117
Retained accumulated deficit	(12,031)	(2,384)	2,384	7
			(1,886)	13
			896	14	(13,031)
Total stockholders’ equity (deficit)	53,948	(1,994)	20,783		72,737

Total Liabilities, Manditorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$58,075	$16,625	$6,634		$81,334

See accompanying notes to pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED

(in thousands, except for per share information)

	APT	GHz	Pro Forma Adjustments		Pro Forma
	Historical	Historical
	12/31/01	9/30/01
Revenues, net	$36,855	$10,939	$—		$47,794
Cost of goods sold	25,023	8,025	144	9	33,192
Amortization of technology rights			745	10	745
Gross profit	11,832	2,914	(889)		13,857

Operating expenses:
Research and development	1,810	2,016	63	9	3,889
Selling, general and administrative	9,268	3,097	138	9	12,503
Impairment charge	—	1,249	—		1,249
Total operating expenses	11,078	6,362	201		17,641

Income (loss) from operations	754	(3,448)	(1,090)		(3,784)

Other income (expense)
Interest income	1,650	557	—		2,207
Interest expense	(55)	(16)	—		(71)
Other, net	14	162	—		176
	1,609	703	—		2,312

Income (loss) before income taxes	2,363	(2,745)	(1,090)		(1,472)

Income tax expense (benefit)	567	(377)	—		190

Net income (loss)	1,796	(2,368)	(1,090)		(1,662)

Accretion on mandatorily redeemable convertible preferred stock	—	(602)	602	11	—

Net income (loss) available to common stockholders	$1,796	$(2,970)	$(488)		$(1,662)

Net income (loss) per share:
Basic	$0.21				$(0.16)
Diluted	0.19			12	(0.16)
Weighted average number of shares used in the computation of net (loss) income per share:
Basic	8,737		1,523	12	10,260
Diluted	9,368		2,166	12	10,260

See accompanying notes to pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

The merger was accounted for using the purchase method of accounting.  The purchase price was based on the exchange ratio of 0.345 Advanced Power Technology shares for each share of GHz Technology.  The estimated fair value of the shares issued is based on the average closing price of APT’s common stock for a period of five days before and five days after the announcement of the Agreement and Plan of Merger on December 7, 2001 ($10.65 per share).

The purchase price for accounting purposes was derived as follows:

	Shares	Fair Value
Cash		$13,453
Stock	1,522,976	16,220
Exchanged Options	425,823	4,093
Direct Costs		837
Total purchase price		$34,603

With respect to stock options exchanged as part of the merger, all vested and unvested GHz options exchanged for APT options are included as part of the purchase price based on their fair value. The estimate fair value of the options to be assumed by APT is based upon the Black-Scholes model using  the following assumptions:

•                  Expected life of 5 years

•                  Expected volatility of 100%

•                  Risk-free interest rate of 4.3%; and

•                  Expected dividend rate of 0%

Below is a table of the purchase price allocation:

Net tangible asset fair value of GHz at January 25, 2002	$11,591
Inventory fair value adjustment	450
Deferred compensation on unvested stock options assumed	524
Acquired in-process research & development	1,896
Acquired intangible technology assets	7,449
Goodwill	15,061
Deferred tax liability	(2,368)
Allocated purchase price	$34,603

Tangible assets of GHz acquired principally include cash, inventory, fixed assets, and other current assets.  Liabilities assumed principally include accounts payable and other current liabilities.

The unaudited pro forma condensed consolidated financial information gives effect to the following pro forma adjustments:

1 - Records transaction costs paid for GHz Technology, including $13,453 in cash, 1,522,976 APT shares issued and 642,963 APT options.

2 - Records $2,800 return of capital paid by GHz, to GHz preferred shareholders in conjunction with the acquisition.

3 - Records fair market value of inventory adjustment.

4 - Records deferred tax liability.

5 - Records goodwill and fair value of intangible assets.

6 - Records direct transaction costs.

7 - Reflects elimination of GHz’s shareholder’s equity and convertible preferred shares accounts.

8 - Records the deferred compensation associated with the unvested stock options assumed by APT.

9 - Records deferred compensation expense of $144 in COS, $63 in R&D, and $163 in SG&A, less the elimination of $25 of deferred compensation expense recognized by GHz in SG&A.

10 - Records amortization of intangible assets.

11 - Elimination of preferred stock accretion on GHz preferred shares purchased in the acquisition.

12 - Gives effect to additional APT shares issued for the acquisition.  Since the pro forma condensed consolidated statements of operations for the year ended December 31, 2001 results in a loss from continuing operations, the basic and diluted net loss per share is computed by dividing the net loss by the weighted average common shares outstanding.  The calculation of weighted average common shares outstanding assumes that the 1,522,976 shares of APT common stock issued in the merger were outstanding at the beginning of 2001.

13 - Records a charge for in-process research and development.

14 - Reflects the change in net assets of GHz between September 30, 2001 and the acquisition date.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 9th day of April, 2002.

ADVANCED POWER TECHNOLOGY, INC.

By: /s/ GREG M. HAUGEN

Greg M. Haugen

Vice President, Finance and Administration,

  Chief Financial Officer and Secretary

(Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger dated as of December 6, 2001, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), GHz Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and GHz Technology, Inc., a California corporation (the “Company”) *

2.2

Amendment to Agreement and Plan of Merger dated as of January 10, 2002, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), GHz Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and GHz Technology, Inc., a California corporation (the “Company”) *

4.3	Registration Rights Agreement by and among Advanced Power Technology, Inc., a Delaware corporation, and the investors listed on Exhibit A thereto *

4.4

Escrow Agreement by and among Advanced Power Technology, Inc., a Delaware corporation (“APT”) GHz Technology, Inc., a Delaware corporation (“GHz”) Frank Schneider, solely in his capacity as Shareholder Representative (“Shareholder Representative”) and Silicon Valley Bank (the “Escrow Agent”)*

4.5	Form of Common Stock Purchase Warrant between Advanced Power Technology, Inc. and Mark Gates *

99.1	Press Release dated December 7, 2001. “Advanced Power Technology Announces Definitive Agreement to Acquire GHz Technology” *

99.2	Press Release dated January 28, 2002. “APT Completes Acquisition of GHz Technology Inc.” *

* Incorporated by reference to the Company’s report on Form 8-K dated January 25, 2002 (filed February 8, 2002).